As filed with the Securities and Exchange Commission on February 27, 2025 Registration No. 333
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
RIMINI STREET, INC. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	36-4880301 (I.R.S. Employer Identification Number)
1700 S. Pavilion Center Drive, Suite 330 Las Vegas, NV 89135 (702) 839-9671 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Seth A. Ravin
President, Chief Executive Officer and Chairman of the Board
Rimini Street, Inc.
1700 S. Pavilion Center Drive, Suite 330
Las Vegas, NV 89135
(702) 839-9671
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lisa A. Fontenot Baker & McKenzie LLP 600 Hansen Way Palo Alto, California 94304 (650) 856-2400	Michael L. Perica Celeste Rasmussen Peiffer Rimini Street, Inc. 1700 S. Pavilion Center Drive, Suite 330 Las Vegas, NV 89135 (702) 839-9671

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The registrant filed a registration statement on Form S-3 (File No. 333-263237) with the Securities and Exchange Commission on March 2, 2022, which was declared effective on May 10, 2022 (the “Prior Registration Statement”). The Prior Registration Statement registered an indeterminate amount of common stock, preferred stock and warrants with an aggregate offering price not to exceed $200,000,000 (the “Offering”). As of the date of the filing of this registration statement, the total indeterminate amount of common stock, preferred stock and warrants registered under the Prior Registration Statement with respect to the Offering remained unsold (the “Unsold Securities”).

Pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant intends to continue to offer and sell the Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this registration statement is declared effective by the Securities and Exchange Commission, and (ii) November 6, 2025, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Until the Expiration Date, the registrant may continue to use the Prior Registration Statement and related prospectus supplements for its offerings thereunder.

To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and include, if any, new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 27, 2025

PROSPECTUS
$200,000,000

Rimini Street, Inc.
Common Stock
Preferred Stock
Warrants

From time to time, in one or more offerings, we may offer and sell up to $200,000,000 of our (i) common stock, (ii) preferred stock and (iii) warrants, or any combination of these securities. Specific terms of such sales will be provided in supplements to this prospectus. Any prospectus supplements also will describe the specific manner in which these securities will be offered and may supplement, update or amend information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with any of these offerings.

We may offer and sell these securities through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The securities may be sold by any means described in the section of this prospectus titled “Plan of Distribution” beginning on page 14 of this prospectus or by any means described in any applicable prospectus supplement.

Any prospectus supplements and related free writing prospectuses may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “RMNI.” On February 25, 2025, the last reported sale price for our common stock as reported on Nasdaq was $3.04 per share.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 7 of this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2025.

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of Rimini Street, Inc. See the section titled “Where You Can Find Additional Information” for additional information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

The Rimini Street design logo and the Rimini Street mark appearing in this prospectus are the property of Rimini Street, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.
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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to $200,000,000 in total initial aggregate offering price of any combination of securities described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Any accompanying prospectus supplement may add, update or change information contained in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read both this prospectus and the accompanying prospectus supplement and any free writing prospectus together with the additional information described below under the heading “Where You Can Find Additional Information” herein. You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors” herein, the accompanying prospectus supplement and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus, the accompanying prospectus supplement and any related free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES
UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find Additional Information” in this prospectus. Unless expressly indicated or the context requires otherwise, the terms “Rimini,” “Rimini Street,” “RMNI,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named GP Investments Acquisition Corp., after giving effect to the business combination, and as renamed Rimini Street, Inc., and where appropriate, our wholly-owned subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “currently,” “estimate,” “expect,” “forecast.” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “goal,” “potential,” “predict,” “project,” “seem,” “seek,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, but are not limited to, information concerning:

•the evolution of the enterprise software management and support landscape facing our clients and prospects;
•our ability to educate the market regarding the advantages of our enterprise software management and support services and products;
•costs, including attorneys’ fees, associated with defending intellectual property infringement and other claims, such as those claims discussed under the section titled “Business—Legal Proceedings” in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 27, 2025, and our expectations with respect to such litigation, including the disposition of matters currently on appeal, and any new claims;
•any additional expenses to be incurred to comply with any injunction ordered by the courts relating to the Rimini II litigation matter and the impact on future period revenue and costs incurred related to these efforts;
•estimates of our total addressable market;
•expectations of client savings relative to use of other providers;
•the occurrence of catastrophic events, including terrorism and geopolitical actions specific to an international region, that may disrupt our business or that of our current and prospective clients;
•our ability to maintain an adequate rate of revenue growth;
•our ability to maintain sufficient cash flow and capital or raise additional capital necessary to fund our operations and invest in new services and products;
•the impact of our Credit Facility’s debt service obligations and financial and operational covenants on our business and related interest rate risk;
•our business plan and our ability to effectively manage our growth and associated investments;
•the impact of any recessionary economic trends, including inflation, rising interest rates and changes in foreign exchange rates;
•beliefs and objectives for future operations;
•our ability to expand our leadership position in independent enterprise software support and to sell our application management services (“AMS”), our Rimini ONE™ integrated services and the individual services comprising our Rimini ONE solutions portfolio;
•our expectations regarding new product offerings, partnerships and alliance programs, including but not limited to our partnership with ServiceNow;
•our ability to develop and maintain strategic partnerships;
•our ability to attract and retain clients and our ability to further penetrate our existing client base;
•our ability to maintain our competitive technological advantages against new entrants in our industry;
•our ability to timely and effectively scale and adapt our existing technology;
•our ability to innovate new products and bring them to market in a timely manner;
•our ability to maintain, protect, and enhance our brand and intellectual property;
•our ability to capitalize on changing market conditions including a market shift to hybrid and cloud/SaaS offerings for information technology environments and retirement of certain software releases by software vendors;
•benefits associated with the use of our services;
•our ability to expand internationally;
•our need and ability to raise equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives;
•the effects of increased competition in our market and our ability to compete effectively;
•our intentions with respect to our pricing model;
•cost of revenue, including changes in costs associated with production and client support, and the results of any efforts to manage costs in light of current revenue expectations and expansion of our offerings;

•changes in laws or regulations, including tax laws or unfavorable outcomes of tax positions we take, tariff costs (including tariff relief or the ability to mitigate tariffs, particularly in light of proposed policies of the new Presidential administration), or a failure by us to establish adequate reserves for tax events;
•any negative impact of environmental, social and governance (ESG) matters on our reputation or business and the exposure of our business to additional costs or risks from our reporting on such matters;
•our ability to maintain our good standing with the United States government and international governments and capture new contracts with governmental entities/agencies;
•economic and industry trends or trend analysis;
•our ability to prevent unauthorized access to our information technology systems and other cybersecurity threats, protect the confidential information of our employees and clients and comply with privacy and data protection regulations, as well as any deficiencies associated with generative artificial intelligence (AI) technologies potentially used by us or used by our third-party vendors and service providers;
•the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program or any other actions to provide value to stockholders;
•the expected impact of reductions in our workforce during the last and current fiscal year;
•the attraction and retention of additional qualified personnel, including sales personnel, and the retention of key personnel;
•future acquisitions of or investments in complementary companies, products, subscriptions or technologies;
•the effects of seasonal trends on our results of operations, including the contract renewal cycles for vendor-supplied software support and managed services;
•our ability to maintain an effective system of internal control over financial reporting and our ability to remediate any identified material weaknesses in our internal controls; and
•other risks and uncertainties, including those discussed in the section titled “Risk Factors” herein.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict and many of which are outside of our control, including those described in the section titled “Risk Factors” herein, in any applicable prospectus supplement and in the documentation incorporated by reference herein. Moreover, we operate in very competitive and rapidly changing markets. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements in this prospectus are made as of the date of the filing, and except as required by law, we disclaim and do not undertake any obligation to update or revise publicly any forward-looking statements in this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity and performance, as well as other events and circumstances, may be materially different from what we expect.

ABOUT RIMINI STREET, INC.

OVERVIEW

Rimini Street, Inc. and its subsidiaries (referred to as “Rimini Street”, the “Company”, “we” and “us”) are global providers of end-to-eRimini Street, Inc. and its subsidiaries (referred to as “Rimini Street”, the “Company”, “we” and “us”) are global providers of end-to-end enterprise software support, products and services. The Company offers a comprehensive family of unified solutions to run, manage, support, customize, configure, connect, protect, monitor, and optimize clients’ enterprise application, database, and technology software platforms.

Rimini Street, Inc. was formed in the State of Nevada in 2005 (“RSI” or “predecessor”) and, through a merger in 2017 with a public company, became Rimini Street, Inc., a Delaware corporation, trading on the Nasdaq Global Market under the ticker symbol “RMNI.”

We founded Rimini Street to disrupt and redefine the enterprise software support market by developing and delivering innovative new solutions that filled a then-unmet need in the enterprise software market. We became and remain the leading independent software support provider for enterprise software based on both the number of active clients supported and recognition by industry analyst firms.

Over the years, as our reputation for technical capability, value, innovation, responsiveness and trusted reliability grew, clients and prospects began asking us to expand the scope of our support, product and service offerings to meet other current and evolving needs and opportunities related to their enterprise software. We also heard from prospects and clients that their goals include reducing the number of IT vendors to more manageable numbers from a governance perspective, with a desire to select vendors who can provide a wider scope of IT services and become true trusted partners.

To meet the needs of our clients and prospects and to service what we believe is a significantly expanded addressable market opportunity, we continue to expand our solutions portfolio (our “Solutions Portfolio”) to a wider array of enterprise software – including an expanded list of supported software for VMware; managed services for Oracle, SAP, Salesforce®, IBM, ServiceNow®, and open-source database software; and new solutions for security, interoperability, observability and consulting. We also offer a unified package of our services as Rimini ONE™, a unique end-to-end, “turnkey” outsourcing option for Oracle and SAP landscapes designed to optimize our clients’ existing technologies with a minimum of 15 extended years of operating lifespan and enable our clients to focus their IT talent and budget on potentially higher-value, innovative projects that will support competitive advantage and growth.

Rimini ONE™ is our service program designed to offer a comprehensive set of unified, integrated services to run, manage, support, customize, configure, connect, protect, monitor, and optimize our clients’ application, database, and technology enterprise software. We believe Rimini ONE will provide clients with a comprehensive, unified “turnkey” service solution that can completely outsource their entire application, database, and technology infrastructure – all at a competitive, predictable cost and delivered by ONE trusted partner.

Rimini Support™ is our award-winning, mission-critical support for Oracle, SAP and VMware applications and for proprietary and open-source database and technology software – delivered 24/7/365 with service level agreements (“SLAs”) providing 10-minute guaranteed response time for Priority 1 (P1) critical issues. We extended the global availability of our award-winning, mission-critical, 24/7/365 support services beyond proprietary databases to leading open-source database platforms, including, but not limited to, MySQL, MariaDB, PostgreSQL and MongoDB.

Rimini Manage™ is our suite of managed services for application and database software delivered by highly skilled engineers, featuring unlimited service ticket requests and industry-leading SLAs that we believe can resolve IT staffing/skill shortages and provide smoother system operations at optimized cost. Rimini Manage permits us to “run” our clients’ systems for them day-to-day with an integrated support and managed services solution provided by a single trusted vendor.

Rimini Protect™ is our suite of proactive, fast, cost-effective, and personalized software security services and solutions. Rimini Protect provides innovative security solutions for applications, databases, and technology infrastructure that are designed to protect against known and unknown threats and vulnerabilities and quickly deploy Rimini Protect updates without any required code changes to the software being protected.

In 2024, we added Rimini Protect Advanced Database Security Suite, which now provides greater flexibility and enhanced security for Oracle, SAP, IBM, PostgreSQL and more, including capabilities exclusive to Rimini Street amongst third party support providers.

In 2025, we launched the general availability of Rimini Protect Advanced Hypervisor Security (AHS), an exclusive solution powered by proven Vali Cyber® AI/ML security technology. The Rimini Protect AHS solution leverages these innovative capabilities that are already protecting mission-critical hypervisor infrastructure.

Rimini Connect™ is our suite of managed interoperability solutions for browsers, operating systems, and email systems that we believe can enable continued utilization of and integration with existing software and infrastructure without the need for expensive system and software upgrades and migrations. For example, our patented Rimini Connect for Browsers allows certain new browsers that are incompatible with HTML messaging being sent by some applications to connect to those applications using our “universal translator.” In addition, Rimini Connect for OS supports new versions of operating systems that may be uncertified or incompatible for use with a particular software application version or release. The Rimini Connect for Email solution supports multiple new authentication and email protocols designed to promote seamless integration with existing email systems.

In 2024, we added Rimini Connect Console as the latest advancement in Rimini Street’s interoperability solutions suite, which are designed to extend the useful life of existing systems by insulating applications from changes in dynamic technology stacks and compatibility standards that may otherwise require costly upgrades or custom development.

Rimini Watch™ is our suite of observability solutions that include monitoring and system health check solutions designed to monitor the performance and execution of thousands of processes continuously 24/7/365 and identify potential issues before they happen so system downtime and impacts can be avoided. With Rimini Watch, we believe our clients will benefit from the predictability and confidence that their critical business applications are continuously monitored and will stay up and running, that problem resolution will be reduced through root cause analysis and that changes will be managed and documented.

Rimini Consult™ is our suite of professional services available for clients’ enterprise software customization, configuration, implementation, integration, interoperability, migration, staff augmentation and other project needs and delivered by experienced professionals. Rimini Consult also provides specialized advisory services, software resources planning, development services and technology and application roadmap planning designed to help clients successfully complete digital transformation and other innovation initiatives.

Rimini Custom™ is a program that expands our support and related services to a broader portfolio of enterprise software, beyond Oracle, SAP, Salesforce and a few other vendor solutions for which we have historically provided support and services.

During 2024, we made Rimini Support, Rimini Protect and Rimini Consult for VMware products globally available, in a first-of-its-kind, comprehensive third-party offering. Our services for VMware will allow perpetually-licensed VMware customers to continue running their existing systems for years into the future – with our award-winning support services that includes guaranteed priority support response by an engineer 24/7/365 in 10 minutes or less.

    In 2024, we also entered into a partnership with ServiceNow that enables organizations to unlock value in existing ERPs and enterprise applications to fund new innovation and growth. The new solution combines the power of the single architecture, single data model of ServiceNow with our proven enterprise software support, in order to accelerate customer innovation across procurement, finance, supply chain, HR, customer service and IT.

As of December 31, 2024, we employed over 2,040 professionals and supported over 3,080 active clients globally, including 73 Fortune 500 companies and 20 Fortune Global 100 companies, across a broad range of industries. We define an active client as a distinct entity, such as a company, an educational or government institution, or a business unit of a company that purchases our services to support a specific product. For example, we count as two separate active client instances in circumstances where we provide support for two different products to the same entity. We market and sell our services globally, primarily through our direct sales force, and currently have subsidiaries in Australia, Brazil, UAE (Dubai), France, Germany, Hong Kong, India, Israel, Japan, Korea, Malaysia, Mexico, Netherlands, New Zealand, Poland, Singapore, Sweden, Taiwan, Canada, the United Kingdom and the United States.

CORPORATE INFORMATION

We were incorporated as Rimini Street, Inc. (“RSI”) in the state of Nevada in September 2005. In May 2017, RSI entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GP Investments Acquisition Corp. (“GPIA”), a publicly-held special purpose acquisition company incorporated in the Cayman Islands and formed for the purpose of effecting a business combination with one or more businesses. Substantially all of GPIA’s assets consisted of cash and cash equivalents. The Merger Agreement was approved by the respective shareholders of RSI and GPIA in October 2017, and closing occurred on October 10, 2017, resulting in (i) the merger of a wholly-owned subsidiary of GPIA with and into RSI, with RSI as the surviving corporation, after which (ii) RSI merged with and into GPIA, with GPIA as the surviving corporation (collectively, the “Merger Transactions”). Prior to consummation of the mergers, GPIA domesticated as a Delaware corporation (the “Delaware Domestication”). Immediately after the Delaware Domestication and the consummation of the second merger, GPIA was renamed “Rimini Street, Inc.”

Our principal executive offices are located at 1700 S. Pavilion Center Drive, Suite 330, Las Vegas, Nevada 89135, and our telephone number is (702) 839-9671.

Our website address is www.riministreet.com. The information on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, which will be incorporated by reference in this prospectus and any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus, any applicable prospectus supplement and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section titled “Where You Can Find Additional Information” herein.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including, but not limited to, working capital, capital optimization transactions, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities until the proceeds are applied for specified purposes. If we decide to use the net proceeds from a particular offering for a specific purpose other than as set forth above, we will describe that purpose in the applicable prospectus supplement

DESCRIPTION OF SECURITIES

GENERAL

The following is a summary of the rights of our securities and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law (“DGCL”). This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part and the applicable provisions of the DGCL.

We are a Delaware corporation. Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.

COMMON STOCK

As of December 31, 2024, we had issued and outstanding 91,119,819 shares of common stock and no outstanding shares of preferred stock.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, if any, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of shares of our common stock shall be entitled to cast one vote for each share held on all matters submitted to a vote of our stockholders. Holders of shares of our common stock have no cumulative voting rights with respect to the election of directors. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and, if any, any participating preferred stock outstanding at that time, after prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any other series of preferred stock outstanding at that time.

PREFERRED STOCK

Description of Undesignated Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 100,000,000 shares of preferred stock in one or more series, of which 180,000 were previously designated as Series A Convertible Preferred Stock, all of which shares have been fully redeemed by the Company and are no longer outstanding. Our board of directors can fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying or preventing a change in control of our company and might harm the market price of our common stock.

Our board of directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

If we issue preferred stock pursuant to this prospectus, we will fix the rights, preferences, privileges, qualifications and restrictions of each series of such preferred stock in the certificate of designations relating to that series. If we issue preferred stock pursuant to this prospectus, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

WARRANTS

Outstanding Warrants

As of the date of this prospectus, there are outstanding warrants exercisable for an aggregate of 3,440,424 shares of our common stock at $5.64 per share. All of our outstanding warrants are currently exercisable. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation. A summary of the terms of outstanding warrants and the number of shares of our common stock issuable upon exercise is presented below (in thousands, except per share amounts):

	Issuance Date	Expiration Date		Exercise Price	Number of Shares
Description					2024	2023
Origination Agent Warrants	October 2017	June 2026	(1)	$5.64	3,440	3,440	(2)
_____________________
(1)The expiration date for the Origination Agent Warrants is the earlier to occur of the stated expiration date or the date when we experience a change of control.
(2)The Origination Agent Warrants were issued upon consummation of the Merger Transactions discussed under the heading “Corporate Information,” above and resulted in the elimination of the redemption features associated with two warrants issued in 2016.
Description of Warrants

The following description of the warrant agreements summarizes certain general terms that will apply to the warrants that we may issue and not the warrants of the Company that are currently outstanding. The description is not complete, and we refer you to the warrant agreements, which will be filed with the SEC in connection with our offering of any warrants and will be available as described below under the heading “Where You Can Find Additional Information” in this prospectus, as well as the descriptions of any such warrants contained in an applicable prospectus supplement.

We may issue warrants to purchase common stock, preferred stock or other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•the title of the warrants;
•the aggregate number of warrants offered;
•the price or prices at which the warrants will be issued;

•the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;
•the designation, amount and terms of the securities for which the warrants are exercisable;
•any rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices;
•the number of shares of common stock, preferred stock or other securities or rights issuable upon exercise of the warrants and the procedures by which those numbers may be adjusted;
•the dates or periods during which the warrants are exercisable;
•whether the warrants are separately transferable;
•if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum number of warrants that may be exercised at any one time;
•any terms relating to the modification of the warrants; and
•any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Holders of warrants will not be entitled to:

•vote, consent or receive dividends;
•receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•exercise any rights as stockholders of the Company.

Each warrant that we may issue will entitle its holder to purchase the principal amount of the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or other security.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of the DGCL, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock. As discussed above under “Preferred Stock,” our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting. Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock are not able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.

In addition, our amended and restated bylaws provide that special meetings of the stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or our president. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification. Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum. Our amended and restated bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. Such exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” (in each case as defined below) for a period of three years following the date the person became an interested stockholder unless:

•prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of the DGCL and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

TRANSFER AND WARRANT AGENT AND REGISTRAR

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, which is located at 1 State Street Plaza, 30th Floor, New York, New York 10004, e-mail: cstmail@continentalstock.com.

EXCHANGE LISTING

Our common stock is listed on Nasdaq under the symbol “RMNI.”

PLAN OF DISTRIBUTION

We are registering common stock, preferred stock and warrants with an aggregate offering price not to exceed $200,000,000, to be sold by us under a “shelf” registration process.

If we offer securities under this prospectus, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We may sell the securities in any of the following ways (or in any combination) from time to time:

•to or through underwriters, brokers or dealers;
•directly to one or more purchasers;
•through agents;
•“at the market offerings” to or through market makers or into an existing market for the securities;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•privately negotiated transactions;
•short sales (including short sales “against the box”);
•through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;
•by pledge to secure debts and other obligations;
•in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

•the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and
•the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Any public offering price and any discounts, commissions or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may effect the distribution of the securities from time to time in one or more transactions either:

•at a fixed price or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices relating to the prevailing market prices; or
•at negotiated prices.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In such a case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option). The underwriters may receive compensation from us, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

We may offer the securities covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell the securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

In effecting sales, broker-dealers or agents engaged by us may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from us in amounts to be negotiated immediately prior to the sale. Such compensation may be in excess of customary discounts, concessions or commissions.

In connection with the sale of the securities or otherwise, we may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities covered by this prospectus in the course of hedging the positions they assume. We may also sell short the securities covered by this prospectus and deliver the securities to close out short positions, or loan or pledge the securities covered by this prospectus to broker-dealers that in turn may sell these securities. We may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

Any underwriter, broker-dealer, or agent that participates in the distribution of the securities may be deemed to be an “underwriter” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement.

The aggregate proceeds to us from the sale of the any securities will be the purchase price of such securities less discounts and commissions, if any.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities is traded, in the over-the-counter market or otherwise.

Agents, broker-dealers and underwriters may be entitled to indemnification by us, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the actions of the Company and our affiliates.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, we may sell the securities offered pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Baker & McKenzie LLP, Palo Alto, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2024, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

Because we are subject to the informational reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.riministreet.com. The information on, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

(1)Our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 27, 2025; and
(2)The description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-37397) filed with the SEC on May 15, 2015 pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including the updates to such description in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025, and including any other amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Rimini Street, Inc.
1700 S. Pavilion Center Drive, Suite 330
Las Vegas, NV 89135
Telephone Number (702) 839-9671

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.investors.riministreet.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates.

SEC registration fee	$	*
FINRA filing fee	$	*
Printing fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses		$30,000
Miscellaneous	$	*
Total	$	*
________________
*These fees and expenses depend on the manner of sale of the securities, the securities offered and the number of issuances, and accordingly cannot be estimated at this time. Each prospectus supplement related to this registration statement will reflect estimated expenses based on the applicable offering.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

  The Registrant’s amended and restated certificate of incorporation contains provisions that limit the liability of its directors and officers (as defined in Section 102(b)(7) of the DGCL) for monetary damages to the fullest extent permitted by the DGCL. Consequently, the Registrant’s directors and officers are not personally liable to it or its stockholders for monetary damages for any breach of fiduciary duties as directors or officers, as applicable, except liability for the following:

•any breach of their duty of loyalty to the Registrant or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors and officers of corporations, then the personal liability of the Registrant’s directors and officers will be further limited to the greatest extent permitted by the DGCL.

In addition, the Registrant’s amended and restated bylaws provide that it will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of its directors or officers or is or was serving at its request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws provide that it may indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of its employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The Registrant has also entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with the Registrant’s Chief Executive Officer, Chairman of the Board and President, Seth Ravin, which provides enhanced indemnification and advancement rights in certain respects, including that he will be indemnified by the Registrant for expenses he incurs to comply with an order or equitable relief issued by a court or arbitral body in a proceeding, particularly as relates to Specified Litigation (as defined in the Amended Employment Agreement) between the Registrant and Oracle. Additionally, the Registrant will indemnify Mr. Ravin for expenses arising from a proceeding initiated by Mr. Ravin against the Registrant, if approved by the Registrant’s Board of Directors prior to its initiation or if relating to or arising out of Specified Litigation and reasonable expenses he incurs in a proceeding he initiates against the Registrant in good faith for purposes of enforcing his rights under the Amended Employment Agreement or his indemnification agreement where is successful on the particular issue, claim or proceeding.

The limitation of liability and indemnification provisions that are included in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws, the Amended Employment Agreement and in indemnification agreements that the Registrant has entered into or will enter into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees or other agents or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by it to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-37397	3.1	October 16, 2017
3.2	Certificate of Amendment Dated June 6, 2024 to the Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-37397	3.1	June 7, 2024
3.3	Amended and Restated Bylaws of the Registrant	10-Q	001-37397	3.2	November 1, 2023
4.1	Form of Common Stock Certificate of the Registrant	S-4	333-219101	4.5	June 30, 2017
4.2	Form of Warrant Certificate of the Registrant	S-1	333-203500	4.3	April 17, 2015
4.3	Form of Warrant Agreement*
5.1	Opinion of Baker & McKenzie LLP**
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm**
23.2	Consent of Baker & McKenzie LLP (Included in Exhibit 5.1)**
24.1	Power of Attorney (Included on Signature Page) **
107	Filing Fee Table**
__________________
*    To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**     Filed herewith.

ITEM 17.    UNDERTAKINGS.

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)The undersigned Registrant hereby undertakes that:

(1)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on February 27, 2025.

RIMINI STREET, INC.

By:	/s/ Seth A. Ravin
Seth A. Ravin
President, Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Seth A. Ravin and Michael L. Perica, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Seth A. Ravin	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 27, 2025
Seth A. Ravin

/s/ Michael L. Perica	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2025
Michael L. Perica

/s/ Jack L. Acosta	Director	February 27, 2025
Jack L. Acosta

/s/ Steven Capelli	Director	February 27, 2025
Steven Capelli

/s/ Robin Murray	Director	February 27, 2025
Robin Murray

/s/ Jay Snyder	Director	February 27, 2025
Jay Snyder